EXHIBIT (10)(i)


               PROMISSORY NOTE


U.S. $1,000,000.00           September 16, 1997


     FOR VALUE RECEIVED, nSTOR TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to as the "Maker"), promises to pay to the order of H. IRWIN LEVY (hereinafter referred to as the "Payee"), the principal sum of ONE MILLION AND NO/100 DOLLARS (U.S.$1,000,000.00), or so much thereof as shall have been advanced and/or readvanced by the Payee to the Maker and shall then be outstanding, together with interest thereon as hereinafter set forth.

     I. Interest. During the period commencing on the date hereof and ending on and including the Maturity Date of this Note, the principal balance outstanding hereunder shall bear interest at a floating rate equal to the "Wall Street Journal Prime Rate" (as said term is hereinafter defined) plus one and one-half percent (1.5%) per annum.
Interest computed at such rate shall be payable monthly in arrears on the 1st day of each month during the term of this Note, commencing on the 1st day of October, 1997. As used herein, the term "Wall Street Journal Prime Rate" shall mean and refer to the so-called prime rate of interest as published by the Wall Street Journal from time to time. In the event that the Wall Street Journal shall cease to be published or shall cease to publish the prime rate of interest, then, in such event, the term "Wall Street Journal Prime Rate" shall be deemed to mean and refer to the prime rate of interest as published by any other publication selected by the holder of this Note in the exercise of such holder's reasonable discretion.

     II. Maturity Date. Unless sooner paid, the Maker agrees to pay the entire outstanding principal balance of the indebtedness evidenced by this Note together with all accrued but unpaid interest thereon on the 1st day of March 1998 (the "Maturity Date").

     III. Prepayment.  DURING THE FIRST SIXTY (60) DAYS OF THE TERM
OF THIS NOTE, MAKER SHALL BE PROHIBITED FROM MAKING ANY PAYMENT(S) OR PREPAYMENT(S) ON ACCOUNT OR IN RESPECT OF THE INDEBTEDNESS EVIDENCED BY THIS
NOTE IF, AS A RESULT OF OR FOLLOWING ANY SUCH PAYMENT OR PREPAYMENT, THE OUTSTANDING PRINCIPAL BALANCE OF THE INDEBTEDNESS EVIDENCED BY THIS NOTE SHALL BE REDUCED TO AN AMOUNT WHICH IS LESS THAN FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00). Thereafter, Maker shall have the right to prepay the indebtedness evidenced by this Note in whole or in part at any time without penalty or premium.

     IV.  [Intentionally Deleted].

     V. Default, Etc. The occurrence of any one or more of the following events, circumstances, or conditions shall constitute a default hereunder: (i) failure of the Maker to pay to the Payee promptly, on the date when the same shall become due (whether at scheduled maturity, upon acceleration or otherwise) any portion of the principal sum outstanding hereunder or any installment of interest thereon or any other sum which may at any time be or become due and payable under this Note and the continuation of such failure to pay for a period of ten (10) days; or (ii) the occurrence of any other default under this Note or any other document, instrument, agreement or security agreement executed by Maker to or with Payee in conjunction herewith and the continuation of such default following the giving of any notice and/or the expiration of any grace period which may be required and/or provided for herein or therein; or (iii) the occurrence of any default (other than a default on the part of First Union National Bank of Florida) under that certain Revolving Credit and Security Agreement dated

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as of the 29th day of May, 1997 (the "First Union Loan Agreement"), by and
between nStor Corporation, Inc. and First Union National Bank of Florida; or
(iv) the occurrence of any default (other than a default on the part of First Union National Bank of Florida) under any promissory note, mortgage and/or other loan, financing and/or security document or agreement referred to in, and/or executed contemporaneously and/or in conjunction with, the First Union Loan Agreement; or (v) the occurrence of any event, act or omission on the part of, or with respect to, Maker, nStor Corporation, Inc. or any of their respective subsidiaries or affiliates, which would constitute a default or event of default under the First Union Loan Agreement; or (vi) the filing or institution by or against Maker or nStor Corporation, Inc. of any petition or proceeding under any state or federal bankruptcy, insolvency or other similar law, statute, etc.; or (vii) the occurrence of any material adverse change in the condition, financial or otherwise, of Maker or nStor Corporation, Inc. Upon or at any time after the occurrence of any such default, the indebtedness evidenced by this Note and/or any note(s) or other obligation(s) which may be taken in renewal, extension, substitution, or modification of all or any part of the indebtedness evidenced hereby and all other obligations of the Maker to the Payee, howsoever created and existing, shall immediately become due and payable without demand upon or notice to the Maker, and the Payee shall be entitled to exercise the other remedies set forth in herein and/or as provided by law.

     VI. Interest on Delinquent Payments. In the event that Maker shall fail to pay any installment of interest hereunder within five (5) business days following the date upon which such installment shall have first become due and payable, then, in such event, in addition to any and all other rights and remedies available to Payee hereunder, Payee shall be entitled to receive from Maker, and Maker shall be obligated to pay to Payee, interest on such unpaid installment computed from the original due date of such installment at the rate set forth in Paragraph I above, provided, however, that upon and following the occurrence of any default under this Note (including any default resulting from the continuation of Maker's failure to pay any installment of interest following the expiration of the ten [10] day grace period referred to in Clause [i] of Paragraph V above), interest on such unpaid installment of interest and on the outstanding principal balance of the indebtedness evidenced by this Note shall be computed at the Default Rate set forth in Paragraph XIII below.

     VII. Setoff, Etc. Upon the occurrence and during the continuance of any default hereunder, the Payee is authorized, without notice to the Maker (the giving of notice being expressly waived by the Maker) to set off and apply any indebtedness owing by the Payee to the Maker against the indebtedness evidenced by this Note, although such indebtedness then be contingent or unmatured. The Payee agrees to notify the Maker after any such setoff and application; provided, however, the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Payee under this Paragraph VII are in addition to other rights and remedies which the Payee may have.

     VIII. Transfer of Note, Etc. The Payee may transfer this Note and deliver to the transferee(s) all or any of the property then held by the Payee as security for the indebtedness evidenced by this Note and the transferee(s) shall thereupon become vested with all the powers and rights herein given to the Payee with respect thereto; and the Payee shall thereafter be forever relieved and fully discharged from any liability or responsibility in the matter, but the Payee shall retain all rights and powers hereby given with respect to any property not so transferred.

     IX. Waiver of Presentment, Etc. The Maker hereby waives presentment for payment, demand, notice of dishonor and protest and agrees that (a) any Collateral, lien and/or right of setoff securing any indebtedness evidenced by this Note may, from time to time, in whole or in part, be exchanged or released, and any person liable on or with respect to

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this Note may be released -- all without notice to or further reservations of rights against the Maker, any endorser, surety or guarantor and all without in any way affecting or releasing the liability of the Maker, any endorser, surety or guarantor, and (b) none of the terms or provisions hereof may be waived, altered, modified or amended except as the Payee may consent thereto in writing.

     X. Expenses, Etc. The Maker hereby agrees to pay all out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by the Payee in the collection of the indebtedness evidenced by this Note or in enforcing any of the rights, powers, remedies, and privileges of the Payee hereunder whether or not suit be brought.

     XI. Place of Payment, Etc. Both principal and interest of this Note shall be payable in lawful currency of the United States of America to the Payee at 100 Century Boulevard, West Palm Beach, Florida 33417, or such other address designated by Holder from time to time, in immediately available funds without deduction for or on account of any present or future taxes, duties or other charges levied or imposed on this Note, the proceeds hereof, or on the Maker or holder hereof by any government, or any instrumentality, authority or political subdivision thereof. The Maker agrees, upon the request of the Payee, to pay all such taxes (other than taxes on or measured by net income of the holder thereof), duties, and other charges in addition to the principal and interest evidenced by this Note.

     XII. Maximum Interest Rate, Etc.  Nothing contained in this
Note or any other instrument between the parties hereto shall be deemed to establish or require the payment of a rate of interest in excess of the lesser of (a) twenty-four and one-half percent (24.5%) per annum or (b) the maximum lending rate now or at any time hereafter permitted to be charged on similar loans or extensions of credit made by any lender or creditor in the State of Florida ("Maximum Rate"). In the event that the rate of interest so contracted to be paid should exceed the Maximum Rate, whether as a result of its terms, or as a result of a court of competent jurisdiction interpreting this Note so as to include Conditional Interest as interest for the purposes of usury, or as a result of fluctuation, acceleration of the maturity hereof or otherwise, the rate of interest to be paid hereunder shall be automatically reduced to the Maximum Rate and so much of any interest reserved, charged or taken as would cause the same to exceed the Maximum Rate shall be deemed not to be a credit against interest but rather a payment on account of and be automatically credited against outstanding principal evidenced hereby regardless of how the same may appear on the Payee's or the Maker's books or records or any memoranda of whatever nature evidencing the same; provided, however, no such application shall operate to cure or as a waiver of any event of default occasioning acceleration.

     XIII. Default Rate, Etc. Following the occurrence and during the continuance of any default hereunder, accrued interest and outstanding principal shall bear interest at an annual rate equal to the lesser of: (a) the greater of (i) the "Wall Street Journal Prime Rate" plus five percent (5%) per annum, or (ii) fifteen percent (15%) per annum, or (b) the maximum lending rate then permitted under Florida law.

     XIV. Governing Law, Etc. This Note was executed and delivered by Maker to Payee in the state of Florida. The Maker agrees that this Note shall be deemed to have been made under and shall be governed by the laws of the State of Florida in all respects, including matters of construction, validity, and performance. If any provision of this Note shall be deemed unenforceable under applicable law, such provision shall be ineffective, but only to the extent of such unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Note. All of the terms and provisions of this Note shall be applicable to and be binding upon each and every maker, endorser, surety, guarantor, all other persons who are or may become liable for the payment of the indebtedness

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evidenced hereby and their heirs, personal representatives, successors or assigns (provided, however, this reference to "assigns" shall not be deemed or construed to authorize or permit any assignment by the Maker).


                    nSTOR TECHNOLOGIES, INC., a
                    Delaware corporation

                    By:    Mark F. Levy,  President

(CORPORATE SEAL)


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